EXHIBIT 10.5

CERTIFICATE OF DESIGNATION OF
SERIES A PREFERRED STOCK
OF
THE FORTEGRA GROUP, INC.
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Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
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Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the undersigned duly authorized officer of The Fortegra Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law, certifies that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which authorizes the issuance, by the Corporation, of up to 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), the Board on [•], 2022 adopted the following resolutions:
RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, the Board hereby creates and provides for the issuance of a series of Preferred Stock, par value $0.01 per share, and through this certificate of designation (the “Certificate of Designation”), hereby fixes the number, powers, designations, preferences, rights, restrictions and limitations of such series of Preferred Stock as follows:
1.Designation and amount. 5,333,333 shares of Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock, par value $0.01 per share, designated as “Series A Preferred Stock”.
2.Ranking. The Series A Preferred Stock shall rank (a) senior as to dividends over (i) the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) any other series or class of the Corporation’s capital stock created after the date hereof that does not by its terms rank senior as to dividends to the Series A Preferred Stock, when and if issued, (b) senior as to distributions of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, over (i) the Common Stock and (ii) any other series or class of the Corporation’s capital stock issued after the date hereof that does not by its terms rank senior as to liquidation, dissolution and winding up to the Series A Preferred Stock, when and if issued (any such capital stock contemplated by clauses (a) or (b), “Junior Stock”), and (c) subordinate to any outstanding indebtedness of the Corporation, including any senior secured, unsecured, mezzanine, subordinated or convertible indebtedness.
3.Dividends.
3.1.From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at an annual rate equal to the Applicable Dividend Rate (as defined below) on the Liquidation Preference (as defined below, but disregarding for purposes of this Section 3.1 clause (y) of the definition thereof) per share of Series A Preferred Stock shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, shall be compounded on a quarterly basis (on each of January 15th, April 15th, July 15th and October 15th of each year (each, a “Payment Date” and the period of time from one Payment Date (or, in the case of the first period, from the date of issuance) to the next Payment Date, a “Quarterly Period”)), and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 3.1 or in Section 4, such Accruing Dividends shall be payable only when, as, and if declared by the Board and the Corporation shall be under no obligation to pay such Accruing Dividends. Notwithstanding the foregoing, the Corporation shall have the option to satisfy its obligations, in whole or in part, with respect to the Accruing Dividends that accrued during any Quarterly Period by making cash payments in an amount equal to the Accruing Dividends that accrued during such Quarterly Period, in which case such dividends (or portion thereof) actually paid in cash will cease to accrue as of the date payment is actually made (but any portion not paid in cash will continue to accrue). As a condition to the payment of cash in lieu of accruing the Accruing Dividends in respect of any particular Quarterly Period, the Corporation shall deliver written notice of its intention to pay a cash dividend to the holders of shares of Series A Preferred Stock at least ten (10) business days prior to the Payment Date in respect of such Quarterly Period and payment of such cash dividend will be made no later than the Payment Date. For clarity, in no event shall the Corporation have the right to pay any Accruing Dividends that accrued in prior Quarterly Periods, which Accruing Dividends shall continue to accrue in accordance with the terms hereof.
3.2.Each dividend declared by the Board in respect of the Series A Preferred Stock shall be payable to the holders of record thereof as they appear on the stock records of the Corporation at the close of business on such record dates as may be established by the Board, which shall be not more than 30 days nor less than 10 days preceding the applicable dividend payment date.

4.Liquidation Rights.
4.1.In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to or set aside for the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (x) the Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (y) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted such shares of Series A Preferred Stock into shares of Common Stock at the applicable Series A Conversion Price set forth in Section 5 hereof (the greater of (x) and (y), the “Liquidation Preference”). Unless expressly waived in writing (with specific reference to this provision) by the Requisite Holders, the Liquidation Preference shall be paid in cash (whether in connection with a liquidation, dissolution or winding up of the Corporation, in connection with a Deemed Liquidation Event or otherwise).
4.2.If upon any such liquidation, bankruptcy, dissolution or winding up of the Corporation, or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under Section 4.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
4.3.The “Original Issue Price” shall be $15.00, which amount shall be adjusted in the event of any share dividend, share split, share combination or other similar recapitalization of the Series A Preferred Stock, Common Stock or any Common Stock Equivalent.
4.4.Deemed Liquidation Events.
4.4.1.Definition: Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 50% of the outstanding shares of Series A Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

4.4.1.1.a merger or consolidation in which:
(a)the Corporation is a constituent party; or
(b)a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation or other securities or the capital stock or other securities of one or more subsidiaries of the Corporation are issued if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except any such merger or consolidation involving the Corporation or a direct or indirect subsidiary thereof in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity securities of (1) the surviving or resulting corporation, limited liability company, partnership, association, joint-stock corporation, trust or other form of business entity (each sometimes referred to herein as a “Party”) or (2) if the surviving or resulting Party is a wholly owned subsidiary of another Party immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
4.4.1.2.(1) the sale, lease, exchange, transfer, exclusive license or other disposition (for cash, securities or other consideration) in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale, lease, exchange, transfer, exclusive license or other disposition (for cash, securities or other consideration) and whether in a single transaction or a series of related transactions, of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except, in each case, where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;
4.4.1.3.any other transaction in which any shares of Series A Preferred Stock are converted, reclassified or exchanged into any property or Security (as defined below) other than the conversion of Series A Preferred Stock into Common Stock in accordance with this Certificate of Designation; or.
4.4.1.4.the sale, lease, exchange, transfer, exclusive license or other disposition (for cash, securities or other consideration) and whether in a single transaction or series of related transactions, of all or substantially all or at least a majority of the capital stock of the Corporation or the capital stock of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries.
4.5.Effecting a Deemed Liquidation Event.
4.5.1.1.The Corporation shall notify the holders of Series A Preferred Stock at least ten (10) business days prior to consummating a Deemed Liquidation Event of which it is aware.
4.5.1.2.Unless expressly waived in writing (with specific reference to this provision) by the Requisite Holders, the Corporation shall not have the power (and shall cause its subsidiaries not) to effect a Deemed Liquidation Event or enter into any agreement or arrangement to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation or purchase agreement, as applicable, for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Section 4.1.
4.5.1.3.In the event of a Deemed Liquidation Event referred to in Section 4.4.1.2, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within thirty (30) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the thirtieth (30th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right, and whether the Corporation has sufficient Available Proceeds to fully redeem the Series A Preferred Stock) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than the one hundred and twentieth (120th) days after Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, (the “Available Proceeds”), on or prior to the one hundred and fiftieth

(150th) day after the Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the applicable Liquidation Preference. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section 4.3.1.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.
5.Conversion.
5.1.Optional Conversion: Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof by delivering written notice thereof to the Corporation (a “Conversion Notice”), at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price, plus any Accruing Dividends, by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” of any share of Series A Preferred Stock shall initially be $15.00. Such initial Series A Conversion Price shall be reduced (but not below $0.01) by the aggregate value of all cash dividends or distributions in respect of a share of Common Stock or Common Stock Equivalents from and after the Series A Original Issue Date (other than, after an Initial Public Offering, ordinary course dividends on the Common Stock or Common Stock Equivalents not exceeding the Allowed Dividend per share per annum, which amount shall be adjusted in the event of any share dividend, share split, share combination or other similar recapitalization of the Series A Preferred Stock, Common Stock or any Common Stock Equivalent) and shall further be subject to adjustment as provided below. A Conversion Notice may provide that a conversion of any shares of Series A Preferred Stock will be contingent upon the occurrence of an event, fact or circumstance, which contingent exercise may further require that such event, fact or circumstance occur prior to a certain date, including the occurrence of a Change of Control of the Corporation or an Initial Public Offering, in which case, unless the Conversion Notice expressly specifies otherwise, the conversion shall be deemed to occur immediately prior to the occurrence of such event, fact or circumstance. Upon the request of the Requisite Holders, the Corporation will provide notice of the then-current Series A Conversion Price.
5.2.Mandatory Conversion. Immediately prior to the closing of a Qualified Public Offering, each outstanding share of Series A Preferred Stock shall automatically be converted into (a) such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Original Issue Price, plus any Accruing Dividends by (ii) the Conversion Price in effect at such time and (b) the right to concurrently with such conversion receive the Make Whole Amount either (i) in cash or (ii) in additional shares of Common Stock in an amount as is determined by dividing the Make Whole Amount by the Conversion Price in effect at such time, which determination between (i) and (ii) the Board shall make at least ten (10) Business Days prior to the closing of the Qualified Public Offering and provide prompt notice thereof to the holders of the Series A Preferred Stock (it being agreed that in the absence of such determination and notice, the Make Whole Amount shall be received pursuant to the foregoing clause (ii)). Following the conversion of the Series A Preferred Stock pursuant to this Section 5.2, the Corporation may not reissue such Series A Preferred Stock or issue additional shares of Series A Preferred Stock.
5.3.Adjustments to the Series A Conversion Price.
5.3.1.Special Definitions. For purposes of this Section 5, the following definitions shall apply:
5.3.1.1.“Allowed Dividend” means an amount equal to one and a half percent (1.5%) of the initial price per share of Common Stock or Common Stock Equivalents to the public in the Initial Public Offering, which amount shall be adjusted in the event of any share dividend, share split, share combination or other similar recapitalization of the Corporation’s Common Stock or any Common Stock Equivalent. In addition, the amount of the Allowed Dividend will be calculated in an equitable manner in connection with an Initial Public Offering not involving an underwritten offering.
5.3.1.2.“Make Whole Amount” means, with respect to any shares of Series A Preferred Stock, the net present value (using a discount rate of eight percent (8%) per annum) of the amount of Accruing Dividends that would have accrued on such shares of Series A Preferred Stock (disregarding the conversion thereof pursuant to Section 5.2 or otherwise) from and after the closing of the Qualified Public Offering through the date that is five (5) years following the date such share was issued (the “Accrued Amount”).

5.3.1.3.“Qualified Public Offering” shall mean an Initial Public Offering resulting in at least $150,000,000 of gross proceeds of the Initial Public Offering to the Corporation and/or the stockholders of the Corporation that includes a per share Common Stock or Common Stock Equivalents offered to the public in the Initial Public Offering of at least $15.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock or Common Stock Equivalents).
5.3.1.4.“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any Approved Plan (as defined in the Stockholders Agreement).
5.3.1.5.“The Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.
5.3.1.6.“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for, or rights, options or warrants to subscribe for, purchase or otherwise acquire, Common Stock or Common Stock Equivalents, but excluding Options, whether or not any of the foregoing is then immediately exercisable, convertible or exchangeable.
5.3.1.7.“Additional Shares of Common Stock” shall mean all shares of Common Stock or Common Stock Equivalents issued after the Series A Original Issue Date, other than (1) the following shares of Common Stock and Common Stock Equivalents and (2) shares of Common Stock and Common Stock Equivalents deemed issued pursuant to the following Options, Common Stock Equivalents and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(a)shares of Common Stock, Common Stock Equivalents Options or Convertible Securities issued as a dividend or distribution on, or upon conversion of outstanding shares of, Series A Preferred Stock;
(b)shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5.3.1.10, 5.3.1.11 and 5.3.1.12;

(c)shares of Common Stock issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Management Incentive Plan or a bona fide plan, agreement or arrangement approved by the Board in accordance with the Stockholders Agreement;
(d)shares of Common Stock, Common Stock Equivalents or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock or Common Stock Equivalents actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(e)shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued to lenders, or other financial institutions, pursuant to a debt financing as a bona fide “equity kicker”;
(f)shares of Common Stock, Common Stock Equivalents Options or Convertible Securities issued (solely as consideration for the transaction and not in connection with financing the transaction or other consideration or compensation) pursuant to the acquisition of another Party by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture or similar collaboration, agreement or arrangement;
(g)Shares of Common Stock or Common Stock Equivalents to the Corporation or a wholly-owned subsidiary of the Corporation;
(h)shares of Common Stock, Common Stock Equivalents or Convertible Securities issued pursuant to and in accordance with the Securities Purchase Agreement, including shares of Common Stock, Common Stock Equivalents or Convertible Securities issued pursuant to and in accordance with the Warrants or the Additional Warrants (each, as defined in the Securities Purchase Agreement); and
(i)shares of Common Stock, Common Stock Equivalents or Convertible Securities issued to the Corporation or a wholly-owned subsidiary of the Corporation.
5.3.1.8.No Adjustment of Series A Conversion Price. Unless expressly waived in writing (with specific reference to this provision) by the Requisite Holders, no adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
5.3.1.9.Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.
(a)In the event the Corporation or its subsidiaries shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:
CP2 = ((CP1* A) + B) ÷ (A + C).
(i)“CP2” shall mean the Series A Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;
(ii)“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;
(iii)“A” shall mean the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding (i) all shares of vested restricted stock that were issued pursuant to a stock option or stock incentive plan prior to such issuance, (ii) all shares of Common Stock or Common Stock Equivalents issuable upon exercise (in cash) of outstanding vested and unexercised options that were issued pursuant to a stock option or stock incentive plan prior to such issuance, but only to the extent such vested and unexercised options have an exercise price that is less than the per share consideration received in connection with such issuance, and (iii) without duplication and subject to clauses (i) and (ii), all other shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such issuance or that would be outstanding upon conversion or exchange of Convertible Securities outstanding immediately prior to such issuance);
(iv)“B” shall mean the aggregate consideration, if any, received by the Corporation or its subsidiaries in respect of such issuance; and
(v)“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
(b)In the event that at any time in any manner Convertible Securities are granted or issued and the price per share for which the Common Stock or Common Stock Equivalents is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation or its subsidiaries as consideration for the granting or issuing of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation or its subsidiaries upon the exercise, conversion or exchange of all such Convertible Securities, plus, in the case of Convertible Securities which are exercisable, convertible or exchangeable into other Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such other Convertible Securities and upon the conversion, exchange or exercise thereof, by (y) the total maximum number of shares of Common Stock or Common Stock Equivalents issuable upon the exercise, conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to such issuance, then the total maximum amount of Common Stock or Common Stock Equivalents issuable upon the exercise, conversion or exchange of such Convertible Securities shall (as of the date of issuance of such Convertible Security) be deemed to have been issued for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or Common Stock Equivalents, except as otherwise provided in the paragraph immediately below.

(c)If the purchase price provided for in any Convertible Securities, or the additional consideration, if any, payable upon the conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into, exchangeable for or exercisable for Common Stock or Common Stock Equivalents shall change at any time (including by reason of provisions designed to protect against dilution of the type set forth in this Section 5.3.1.9), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate, as the case may be, at the time initially granted, issued or sold.
(d)On the expiration or redemption of, or the termination of any right to convert, exchange or exercise, any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.
(e)In the event any Additional Shares of Common Stock shall be issued or deemed issued for a consideration other than cash, the amount of the consideration other than cash received shall be the fair market value of such consideration as mutually agreed by the Requisite Holders and the Corporation; provided, that if the Requisite Holders and the Corporation do not so mutually agree within fifteen (15) Business Days, then fair market value shall be determined by the Independent Arbitrator in accordance with the Independent Arbitration Rules, mutatis mutandis.
5.3.1.10.Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock or Common Stock Equivalents or declare a dividend on, or a distribution in respect of, Common Stock, which dividend or distribution is payable in additional shares of Common Stock (or a distribution in respect of, Common Stock Equivalents, which dividend or distribution is payable in additional Common Stock Equivalents of the same class and series and from the same issuer), then the Series A Conversion Price in effect immediately before that subdivision, dividend or distribution shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock or Common Stock Equivalents outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock or Common Stock Equivalents, then the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock or Common Stock Equivalents outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.3.1.11.Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock or Common Stock Equivalents entitled to receive, a dividend or other distribution payable on the Common Stock or any Common Stock Equivalents that is payable in (a) securities of the Corporation or any of its subsidiaries (which is not subject to Section 5.3.1.10) or (b) other securities, property or assets (other than cash), which dividend or distribution is actually made (a “Dividend Event”), then and in each such event each holder of Series A Preferred Stock, upon conversion at any time after such dividend or distribution (or the record date thereof), shall receive, in addition to the shares of Common Stock, the securities or such other properties or assets that would have been payable to such holder if such holder had completed such conversion immediately prior to the record date of such dividend or distribution. For the avoidance of doubt, no adjustment to the number of shares of Common Stock issuable under, or the exercise price of, the Warrants or the Additional Warrants (each, as defined in the Securities Purchase Agreement) shall result in an adjustment under Section 5.3.1.10 or this Section 5.3.1.11.
5.3.1.12.Adjustment for Merger or Reorganization, etc. Subject to, and without limiting, the provisions of Section 4 including Section 4.2, if (a) there shall occur any reorganization, recapitalization or reclassification of the Corporation or any of its securities, (b) there shall occur a consolidation or merger involving the Corporation in which the Common Stock or Common Stock Equivalents is converted into or exchanged for securities, cash or other property or (c) a subsidiary of the Corporation that owns all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis and is not a direct or indirect wholly-owned subsidiary of the Corporation takes any of the actions contemplated by clause (a) or (b), mutatis mutandis (a “Reorganization Event”), then, and in each such case, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event (but without limiting the right to receive any securities or property owed as a result of Section 5.3.1.8) into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock or Common Stock Equivalents issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.
5.3.2.Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall promptly give written notice to the holder of shares of Series A Preferred Stock adjustment or readjustment under this Section 5.3 of the Series A Conversion Price . The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
5.4.Issuance of Stock. Except as set forth in the Conversion Notice (provided, that the Conversion Notice may not specify a date or time prior to the delivery of the Conversion Notice), a share of Series A Preferred Stock shall be deemed to have been converted as of the close of business on the Business Day prior to the date of delivery of a Conversion Notice with respect to such share of Series A Preferred Stock, and the holder thereof shall be treated for all purposes as the holder of record of the applicable shares of Common Stock (and, to the extent applicable, any cash, securities or other property issuable thereon) as of 11:59 p.m. on the date of delivery of the Conversion Notice (or, if such day is not a Business Day, the first Business Day thereafter). As soon as practicable on or after such date (and, in any event, no later than ten (10) Business Days thereafter), the Corporation shall issue and deliver to the holder evidence of issuance in book-entry form of the number of whole shares of Common Stock issuable upon such conversion (and, to the extent applicable and practicable, evidence of issuance or delivery of any other securities or other property issuable thereon).
5.5.Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock (i) shall be duly authorized, validly issued and fully paid and non-assessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) from and after such time as the Common Stock is listed on a securities exchange, shall be approved for listing on each securities exchange on which the Common Stock is listed.
5.6.Notices. If the Corporation proposes at any time to effect a Change of Control, an Initial Public Offering, a Reorganization Event or a Dividend Event, the Corporation shall give the holder of shares of Series A Preferred Stock at least twenty (20) Business Days advance written notice (each, a “Transaction Notice”) of the anticipated closing date for such transaction or event.
6.Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock (rounded to the nearest whole share) into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Designation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. In connection with an Initial Public Offering and, in any event, at all times when the Common Stock is listed on a securities exchange, the Corporation shall take all actions within its control to ensure that any stockholder or other approval or action necessary for the Series A Preferred Stock to have the voting rights contemplated by this Section 6 and to have the right to convert into Common Stock shall have been obtained and be in effect.
7.No Impairment. The Corporation will not, by amendment of the Certificate of Incorporation including pursuant to any certificate of designation, bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary or appropriate in order that the Corporation may duly and validly issue fully paid and non-assessable shares of Common Stock upon the conversion of Series A Preferred Stock.
8.Certain Definitions.
The terms defined in this Section 8 shall have, for all purposes of this Certificate of Designation, the meanings herein specified.
“Applicable Dividend Rate” means eight percent (8) per annum.
“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions are authorized to close in New York, New York.
“Change of Control” means with respect to any Person, (a) any transaction or series of related transactions, whether or not such Person is a party thereto, in which, after giving effect to such transaction or transactions, the equity securities representing in excess of fifty percent (50%) of the voting power of such Person are owned directly or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons not currently owning in excess of fifty percent (50%) of the voting power of such Person, or (b) a sale, lease or other disposition of all or substantially all of the assets of such Person and its subsidiaries on a consolidated basis (including securities of such Person’s directly or indirectly owned subsidiaries) to one or more purchasers.
“Common Stock” means shares of the Common Stock, par value $.01 per share, of the Corporation or any other shares of capital stock of the Corporation into which the Common Stock is reclassified or changed.
“Common Stock Equivalents” means any security of the Corporation that is equivalent to Common Stock or has rights to dividends or distributions that are pari passu to the Common Stock, or any such security of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis are held by such subsidiary or subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Independent Arbitrator” means a nationally recognized global investment bank, independent accounting firm, or other advisor having relevant valuation expertise, in each case, agreed upon by the Requisite Holders and the Corporation.
“Independent Arbitrator Rules” means that, in determining fair market value, the Independent Arbitrator will determine in good faith its own fair market value (which shall not take into account any discount for lack of liquidity, minority interest or similar discounts) and shall then select either the value proposed by the Requisite Holders or the value proposed by the Corporation (each, as submitted to the Independent Arbitrator in connection with its engagement), whichever one is closer to the value determined by the Independent Arbitrator (which selected value shall constitute Fair Market Value for such purpose for the three (3) months following such determination, unless an event, fact or circumstance shall have occurred that would, in the reasonable judgment of the Corporation or the Requisite Holders, be material to a determination of Fair Market Value). The Independent Arbitrator will be instructed to issue its determination within 30 days of being engaged, and to deliver a written report to the Requisite Holders and the Corporation reflecting the Independent Arbitrator’s own calculation of fair market value together with reasonable supporting detail thereof. The Corporation will cooperate with the Independent Arbitrator in all reasonable respects, but neither the Requisite Holders nor the Corporation will be permitted to have any ex parte meetings, teleconferences or other correspondence with the Independent Arbitrator without giving the other party reasonable advance notice as it is intended that both parties be included in all discussions and correspondence with the Independent Arbitrator. The party whose proposed fair market value has not been selected by the Independent Arbitrator shall be responsible for the fees, costs and expenses of the Independent Arbitrator in respect of such determination. The determination by the Independent Arbitrator shall be final and binding, absent fraud or manifest error.
“Initial Public Offering” means an initial registered offering of Common Stock or Common Stock Equivalents to the public or the initial date Common Stock or Common Stock Equivalents trade on a national securities exchange or is registered with the SEC (including as a result of a transaction with a “special purpose acquisition company”).
“Management Incentive Plan” means the Fortegra Group, Inc. Management Incentive Plan, as amended from time to time.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 11, 2021, by and among the Corporation, Tiptree Inc. and WP Falcon Aggregator, L.P.
“Stockholders Agreement” means the Stockholders Agreement of the Corporation, dated as of date hereof, by and among the Tiptree Holdings LLC, WP Falcon Aggregator, L.P. the Corporation and the other parties thereto.
9.Miscellaneous.
9.1.Transfer Taxes.  The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto, or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
9.2.Tax Treatment. The Series A Preferred Stock is intended to be treated as common stock that does not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Corporation shall apply the provisions of this Certificate of Designations consistent with such intention.
9.3.Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.
9.4.The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
9.5.If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
9.6.This Certificate of Designation and all questions related to the interpretation or enforcement of this Certificate of Designation will be governed by and construed in accordance with the Laws of the State of Delaware.
10.RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF THE SERIES A PREFERRED STOCK BY OR ON BEHALF OF A HOLDER OF SERIES A PREFERRED STOCK SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN THE CORPORATION AND THE HOLDER OF SERIES A PREFERRED STOCK (AND ALL SUCH OTHERS).
11.Amendments. Subject to the Stockholders Agreement, this Certificate of Designation cannot be amended without the consent of the Requisite Holders.

12.Renouncement or Corporate Opportunities.
12.1.Scope. The provisions of this Section 12 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation and, to the extent applicable, to its stockholders, with respect to certain classes or categories of business opportunities. “Exempted Persons” means the Principal Stockholder (defined below) and its partners, principals, directors, officers, members, managers, managing directors and/or employees, including any of the foregoing who serve as employees, officers or directors of the Corporation and the Warburg Pincus Entities and their partners, principals, directors, officers, members, managers, managing directors and/or employees. “Principal Stockholder” means Tiptree Inc., any and all successors to Tiptree Inc. by way of merger, consolidation or sale of all or substantially all of its assets, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (i) in which Tiptree Inc. owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (ii) of which Tiptree Inc. otherwise directly or indirectly controls or directs the policies or operations, (iii) that would be considered subsidiaries of Tiptree Inc. within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), or (iv) directly or indirectly controlling or under common control with Tiptree Inc. “Warburg Pincus Entities” shall mean Warburg Pincus LLC and/or Warburg Pincus & Co. (or an affiliate of one or more of such entities) or their respective subsidiaries (collectively, “Warburg Pincus”), (ii) any investment fund, vehicle or account which is managed by Warburg Pincus or in respect of which Warburg Pincus has investment discretion, including Warburg Pincus Global Growth, L.P. and Warburg Pincus Financial Sector II, L.P. (each, a “Warburg Pincus Fund or Account”) or (iii) an affiliate of Warburg Pincus or a Warburg Pincus Fund or Account (not including portfolio companies).
12.2.Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available or presented to the Exempted Persons, even if the opportunity is in the line of business of the Corporation or its subsidiaries or is otherwise one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the

Corporation and the industry in which it operates in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or, to the extent applicable, any of its or their stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein.
[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed this [•] day of [•], 2022.
THE FORTEGRA GROUP, INC.

By: _______________________________
     Name:
     Title: